UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2021

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street,	Suite 3000,	Cleveland,	Ohio	44114
(Address of principal executive offices)				(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On April 12, 2021, TransDigm Group Incorporated (“TransDigm Group”) priced the previously announced offering of $750 million aggregate principal amount of 4.875% Senior Subordinated Notes due 2029 (the “Notes”) by TransDigm Inc., its wholly-owned subsidiary (the “Issuer”). The Notes will be issued at a price of 100.000% of their principal amount. The Notes will be guaranteed, with certain exceptions, by TransDigm Group, TransDigm UK Holdings plc and all of the Issuer’s existing and future U.S. subsidiaries on a senior subordinated basis. The offering of the Notes is expected to close on April 21, 2021, subject to customary closing conditions.
TransDigm Group intends to use the net proceeds from the offering of the Notes, plus cash on hand, to redeem all of the Issuer’s outstanding 6.500% senior subordinated notes due 2025 (the “2025 Notes”), the aggregate principal amount of which is also $750 million, and to pay related premiums, fees and expenses.
The Issuer will issue a notice of redemption to the holders of the 2025 Notes to provide for the redemption of all of the 2025 Notes outstanding on May 15, 2021 (the “Redemption Date”) at a redemption price of 101.625% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date.
The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, applicable state securities or blue sky laws and foreign securities laws.
This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this Current Report on Form 8-K in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.
The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.
Forward-Looking Statements
The statements in this Current Report on Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the ability to successfully complete the offering of the Notes and the redemption of the outstanding 6.500% senior subordinated notes due 2025; the impact that the COVID-19 pandemic has on TransDigm Group’s business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group’s business to the number of flight hours that TransDigm Group’s customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats and natural disasters; TransDigm Group’s reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier, including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group’s indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group’s international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:		/s/ Michael J. Lisman
	Name:	Michael J. Lisman
	Title:	Chief Financial Officer (Principal Financial Officer)

Dated: April 12, 2021